EXECUTION VERSION

SECOND AMENDMENT AND JOINDER TO CREDIT AGREEMENT
This SECOND AMENDMENT AND JOINDER TO CREDIT AGREEMENT (this “Agreement”), is entered into as of March 21, 2018, by and among LIBERTY OILFIELD SERVICES LLC, a Delaware limited liability company (“Liberty”), LOS ACQUISITION CO I LLC, a Delaware limited liability company (“LOS”, and together with Liberty, each a “Borrower” and collectively, the “Borrowers”), LIBERTY OILFIELD SERVICES INC., a Delaware corporation (“Ultimate Parent”), LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company (“New Holdco”), R/C IV NON-U.S. LOS CORP, a Delaware corporation (“Joinder Party”; Joinder Party, together with the Ultimate Parent, New Holdco and the Borrowers, collectively, the “Amendment Parties” and each, an “Amendment Party”), the undersigned Lenders (as defined below), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of September 19, 2017 (as amended by that certain Amendment and Joinder to Credit Agreement dated as of January 17, 2018, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Ultimate Parent, New Holdco, the lenders identified on the signature pages thereto (collectively, the “Lenders”) and the Agent, the Lenders made a Loan to the Borrowers pursuant to the terms and conditions thereof;
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;
WHEREAS, the Joinder Party is required to become a party to the Credit Agreement by, among other things, executing and delivering this Agreement to the Agent and the Lenders;
WHEREAS, the Joinder Party has determined that the execution, delivery and performance of this Agreement and each other documents, instruments and agreements executed in connection herewith (collectively, the “Joinder Documents”) will directly benefit, and are within the corporate purposes and in the best interests of, the Joinder Party, by virtue of the Loan made to the Borrowers pursuant to the terms and conditions of the Credit Agreement; and
WHEREAS, the Loan Parties have requested that the Agent and the Required Lenders amend the Credit Agreement in certain respects, and the Agent and the Required Lenders are willing to do so, subject to the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:
1.Joinder of Joinder Party to the Credit Agreement. By its execution of this Agreement, the Joinder Party hereby acknowledges, agrees and confirms that from and after the date of this Agreement it shall be a party to the Credit Agreement, individually and collectively with the Ultimate

Parent and New Holdco, as the “Parent Guarantor”, and the Joinder Party shall have all of the obligations of the Parent Guarantor thereunder, jointly (with the Ultimate Parent and New Holdco) and severally, as if the Joinder Party had executed the Credit Agreement. The Joinder Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, conditions, covenants, agreements and obligations set forth in the Credit Agreement applicable to the Parent Guarantor and/or a Loan Party. Each of the Ultimate Parent, New Holdco and the Joinder Party hereby agrees that, after giving effect to Section 2 of this Agreement, each reference to “Parent Guarantor” in the Credit Agreement and the other Loan Documents shall mean the Ultimate Parent, New Holdco and the Joinder Party, individually and collectively. The Joinder Party acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and that it has read and understands the terms thereof.
2.    Amendments to Credit Agreement. In reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Parent Guarantor” in its entirety to read as follows:
“Parent Guarantor” means (a) prior to the Qualifying IPO, Liberty Holdings, and (b) on and after the Qualifying IPO, the Ultimate Parent, New Holdco and R/C IV.
(b)    Section 1.1 of the Credit Agreement is hereby amended by adding the definition of “R/C IV” thereto in its proper alphabetical order to read as follows:
“R/C IV” means R/C IV Non-U.S. LOS Corp, a Delaware corporation.
(c)    Section 4.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“4.20    Parent Guarantor as a Holding Company. Parent Guarantor is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents and the ABL Documents), own any material assets (other than (i) in the case of Ultimate Parent, the Equity Interests of New Holdco and R/C IV, (ii) in the case R/C IV, the Equity Interests of New Holdco, and (iii) in the case of New Holdco, the Equity Interests of Borrowers), or engage in any operations or business (other than (i) in the case of Ultimate Parent, the ownership of New Holdco and R/C IV and their Subsidiaries, (ii) in the case of R/C IV, the ownership of New Holdco and its Subsidiaries, and (iii) in the case of New Holdco, the ownership of Borrowers and their Subsidiaries).”
(c)    Section 6.3(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than the Parent Guarantor (other than R/C IV so long as, notwithstanding anything to the contrary set forth herein, the Equity Interests of New Holdco owned by R/C IV are transferred to the Ultimate Parent) or any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of any Loan Party that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Loan Party that is not liquidating or dissolving,”
(d)    Section 6.7(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    with respect to each taxable year that any Borrower and its Subsidiaries are partnerships or disregarded entities for U.S. federal income tax purposes, such Borrower and its Subsidiaries may make distributions directly or indirectly to New Holdco pursuant to the limited liability company agreement of such Borrower, as in effect as of the date hereof, for the sole purpose of permitting New Holdco to make tax distributions and tax advances as specified in Sections 6.2(a) and 6.2(b) of that certain Second Amended and Restated Limited Liability Company Operating Agreement of Liberty Oilfield Services New HoldCo LLC, dated as of January 17, 2018 and as written and in effect on such date, to its members; provided, that the total amount distributed by the Borrowers and their Subsidiaries to New Holdco, in the aggregate, pursuant to this clause (c) for any taxable year shall not exceed the amount of any such taxes that such Borrowers would have paid (taking into account carryforwards and carrybacks of losses and tax credits, but only to the extent such taxable losses and credits (A) were not previously recovered by an allocation of a corresponding amount of income (or, in the case of credits, as a reduction in tax liability) and (B) are permitted under applicable law to offset a corresponding amount of income or tax liability, as applicable, in the current taxable year) if the Borrowers that are partnerships or disregarded entities for U.S. federal income tax purposes and their Subsidiaries were corporations filing a single consolidated federal income tax return and corresponding consolidated, combined, or unitary state and local tax returns, as applicable (the “Tax Distribution Limitation Amount”); and provided, further, that during any period in which an Event of Default described in Section 8.1 has occurred and is continuing (or would result from such a distribution), notwithstanding any provisions in the limited liability company agreements of the Borrowers to the contrary, any such permitted income tax distributions may only be made on an annual basis following the conclusion of the applicable taxable year, and not on a quarterly or other estimated tax basis. For purposes of calculating the Tax Distribution Limitation Amount in this clause (c), (1) the effective tax rate will be deemed to the maximum combined regular marginal federal, state and local income tax rate applicable to an individual residing in and subject to state and local income tax only in New York County, New York, taking into account the character (e.g., ordinary income or long-term capital gain) of the Borrowers’ and Subsidiaries’ income rather than the general corporate tax rate for a corporation (and calculated assuming state and local taxes are fully deductible to the extent permitted by federal income tax law as in effect from time to time in calculating federal taxable income) and (2) the effect of any allocations among, or adjustments applicable to, the members or partners of the Borrowers pursuant to Section 704(c) and 743(b) of the IRC in respect of the assets of the Borrowers and their Subsidiaries as of the date hereof or that are the result of any basis adjustment under Section 743(b) of the IRC resulting from a direct or indirect transfer of interests in the Borrowers shall be ignored. At the end of each tax year, if the distributions paid to New Holdco under this clause (c) for such tax year exceed the Tax Distribution Limitation Amount for such tax year, any excess shall be applied as an offset and reduce the next payments permitted to be made under Sections 6.7(a), 6.7(c) and 6.7(e) until such excess shall have been applied in full to offset and reduce such otherwise permitted payments (which such payments shall otherwise be treated as having been made for all purposes hereof),”
(e)    Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“6.13    Parent Guarantor as Holding Company. Parent Guarantor will not incur any liabilities (other than liabilities arising under the Loan Documents and the ABL Documents), own or acquire any assets (other than (i) in the case of Ultimate Parent, the Equity Interests of New Holdco and R/C IV, (ii) in the case R/C IV, the Equity Interests of New Holdco, and (iii) in the case of New Holdco, the Equity Interests of Borrowers) or engage itself in any operations or business, except in connection with (a) (i) in the case of Ultimate Parent, its ownership of New Holdco and R/C IV, (ii) in the case of R/C IV, its ownership of New Holdco, and (iii) in the case of New Holdco, its ownership of Borrowers, and (b) its rights and obligations under the Loan Documents and the ABL Documents.”
3.    Updated Schedules. Attached as Exhibit A hereto are updated copies of each of Schedules B and 4.1(b) to the Credit Agreement revised to include all information required to be provided therein and necessary to make the representations and warranties in the Credit Agreement true, correct and complete in all material respects as a result of the effectiveness of this Agreement. Each such Schedule shall be attached to the Credit Agreement, and on and after the date hereof all references in any Loan Document to any such Schedule to the Credit Agreement shall mean such Schedule as so amended; provided, that any use of the term “as of the date hereof”, “as of the Closing Date” or any term of similar import, in any provision of the Credit Agreement with respect to such Schedule shall be deemed to refer to the date of this Agreement.
4.    Conditions to Effectiveness. This Agreement shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied:

(a)    The Agent shall have received (i) a copy of this Agreement duly executed by the Agent, the Required Lenders, and each Amendment Party and (ii) an executed copy of the Consent and Reaffirmation in the form attached hereto as Annex I;
(b)    The Agent shall have received a fully executed agreement amending certain provisions of the ABL Credit Agreement, in form and substance reasonably acceptable to the Agent and the Required Lenders;
(c)    The Agent and the Lenders shall have received fully executed copies of each of the documents, instruments and agreements set forth on the closing checklist attached hereto as Exhibit B, each in form and substance reasonably satisfactory to the Agent and the Required Lenders and such other agreements, instruments, approvals or other documents requested by the Agent or the Required Lenders prior to the date hereof in order to effect the intent that the Joinder Party shall become bound by all of the terms, covenants and agreements contained in each other Loan Document to which the Joinder Party is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement);
(d)    Borrowers shall have paid all fees costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents, including without limitation all attorney’s fees and expenses incurred by Agent; and
(e)    no Default or Event of Default shall have occurred and be continuing.
5.    Representations and Warranties of the Amendment Parties. Each Amendment Party hereby represents and warrants to the Agent and the Lenders as follows:
(a)    it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Joinder Documents and to carry out the transactions contemplated by the Joinder Documents and each of the other Loan Documents to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement);
(b)    the execution and delivery of the Joinder Documents, and the performance by it of the Joinder Documents and each other Loan Document to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement), (i) have been duly authorized by all necessary action on the part of such Amendment Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Amendment Party or its Subsidiaries, the Governing Documents of such Amendment Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Amendment Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of such Amendment Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Amendment Party, other than Permitted Liens, (D) require any approval of such Amendment Party’s interestholders or any approval or consent of any Person under any material agreement of such Amendment Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;
(c)    the Joinder Documents and each other Loan Document to which such Amendment Party is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement) is the legally valid and binding obligation of such Amendment Party, enforceable against such Amendment Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and
(d)    after giving effect to Section 1, Section 2 and Section 3 hereof, the representations and warranties contained in Section 4 of the Credit Agreement are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Agreement (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
6.    Further Assurances. At any time upon the reasonable request of the Agent or the Required Lenders, each Amendment Party shall promptly execute and deliver to the Agent or the Lenders such Additional Documents as the Agent or the Required Lenders shall reasonably request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to the Agent and the Required Lenders.
7.    Notices. Notices to the Joinder Party shall be given in the manner set forth for the Loan Parties in Section 11 of the Credit Agreement.
8.    Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
9.    Binding Effect. This Agreement shall be binding upon the Amendment Parties, and the other Loan Parties and shall inure to the benefit of the Agent and the Lenders, together with their respective successors and permitted assigns.

10.    Effect on Loan Documents.
(a)    The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to or a modification or amendment of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
(b)    For the avoidance of doubt, the Joinder Party shall also be a Guarantor and Grantor (as such terms are used and defined in the Guaranty and Security Agreement) under the Guaranty and Security Agreement.
(c)    Each reference in the Credit Agreement and the other Loan Documents to “Parent Guarantor”, shall be deemed to refer to the Ultimate Parent, New Holdco and the Joinder Party, individually and collectively. Each reference in the Credit Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.

11.    Release.
(a)    In consideration of the agreements of the Agent and the Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Agreement.
(b)    Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
12.    Miscellaneous
(a)    This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., "PDF" or "tif" via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
(b)    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Amendment Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)    The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
(f)    This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
[remainder of this page intentionally left blank].

IN WITNESS WHEREOF, the Amendment Parties, the Agent and the Lenders party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

BORROWERS:
LIBERTY OILFIELD SERVICES LLC,
a Delaware limited liability company

By: /s/ Michael Stock
Name: Michael Stock
Title: Chief Financial Officer

LOS ACQUISITION CO I LLC,
a Delaware limited liability company

By: /s/ Michael Stock
Name: Michael Stock
Title: Chief Financial Officer

PARENT GUARANTOR:
LIBERTY OILFIELD SERVICES INC.,
a Delaware corporation

By: /s/ Michael Stock
Name: Michael Stock
Title: Chief Financial Officer

LIBERTY OILFIELD SERVICES NEW HOLDCO LLC,
a Delaware limited liability company

By: /s/ Michael Stock
Name: Michael Stock
Title: Chief Financial Officer

JOINDER PARTY:	R/C IV NON-U.S. LOS CORP, a Delaware corporation By: /s/ Michael Stock Name: Michael Stock Title: Chief Financial Officer

LENDERS:	MSD CREDIT OPPORTUNITY MASTER FUND, L.P.,
a Delaware limited liability partnership

	By:	/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Managing Director

REDWOOD MASTER FUND, LTD.

	By:	/s/ Ruben Kliksberg
	Name:	Ruben Kliksberg
	Title:	Authorized Signatory

REDWOOD OPPORTUNITY MASTER FUND, LTD.

	By:	/s/ Ruben Kliksberg
	Name:	Ruben Kliksberg
	Title:	Authorized Signatory

CORBIN OPPORTUNITY FUND, L.P.
By: Corbin Capital Partners, L.P., its investment manager

	By:	/s/ Daniel Friedman
	Name:	Daniel Friedman
	Title:	General Counsel

PONTUS HOLDINGS, LTD.

By:	/s/ Russell Bryant
Name:	Russell Bryant
Title:	Chief Financial Officer Quadrant Capital Advisors, Inc. Investment Advisor to Pontus Holdings Ltd.

CM FINANCE SPV LLC
By: CM Investment Partners, LLC, as Collateral Manager

By:	/s/ Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	TCFO

AG ENERGY FUNDING, LLC

By:	/s/ Todd Dittmann
Name:	Todd Dittmann
Title:	Authorized Signatory

OWL ROCK CAPITAL CORPORATION

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

OWL ROCK CAPITAL CORPORATION II

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

AGENT:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

ANNEX I
Consent and Reaffirmation

CONSENT AND REAFFIRMATION
Dated as of March 21, 2018
The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment and Joinder to Credit Agreement (the “Agreement”; capitalized terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) acknowledges and agrees to be bound by the terms of the Agreement, including, without limitation, Section 11 thereof; and (iii) affirms that nothing contained in the Agreement shall modify in any respect whatsoever any Loan Document to which any of the undersigned is a party and reaffirms that each such Loan Document and each of its obligations thereunder is and shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that the Agent and the Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.
IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the day and year first above written.

TITAN FRAC SERVICES LLC, a Delaware limited liability company By: /s/ Michael Stock Name: Michael Stock Title: Chief Financial Officer
LOS CIBOLO RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ Michael Stock Name: Michael Stock Title: Chief Financial Officer
LOS ODESSA RE INVESTMENTS, LLC, a Texas limited liability company By: /s/ Michael Stock Name: Michael Stock Title: Chief Financial Officer

EXHIBIT A
Amended and Restated Schedules to Credit Agreement
[See attached]

EXHIBIT B
Closing Checklist

[See attached]